                                                                    Exhibit 8

             DELEGATION, CUSTODY AND INFORMATION SERVICES AGREEMENT
             ------------------------------------------------------

             DELEGATION, CUSTODY AND INFORMATION SERVICES AGREEMENT
             ------------------------------------------------------


    AGREEMENT dated as of March      , 1998, between WM Trust I, WM Trust II,
WM Strategic Asset Management Portfolios, WM Prime Income Fund and WM Variable Trust, each a business trust organized under the laws of the Commonwealth of Massachusetts having its principal office and place of business at 601 West Main Avenue, Spokane, Washington 99201 (the "Funds"), and BOSTON SAFE DEPOSIT AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108 (the "Custodian").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, The Board of Trustees of the Funds desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1),
(c)(2) and (c)(3) of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act") to the Custodian;

    WHEREAS, The Custodian agrees to accept such delegation with respect to Assets held by Foreign Custodians in the jurisdictions listed on Appendix B as
                                                                 ----------
set forth in Article II;

    WHEREAS, The Funds and the Custodian desire to restate the terms of any existing custody agreement between various Funds and the Custodian to reflect the changes made by the revised Rule 17f-5, and to set forth their agreement with respect to the custody of the Fund's Securities and cash and the processing of Securities transactions;

    WHEREAS, The Funds desire to hire the Custodian as a vendor to provide certain information available to the Custodian with respect to foreign jurisdictions, Securities Depositories and Foreign Custodians not listed on Appendix B for which the board or a delegatee other than the Custodian has the
----------
responsibilities described in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5; and

    WHEREAS, The Custodian agrees to provide, as a vendor, the information described in Article IV if, and when available in accordance with the terms and conditions of Article IV.

    NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the Funds and the Custodian agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

   Whenever used in this Agreement or in any Appendices to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

   a. "Affiliated Person" shall have the meaning of the term within Section 2(a)(3) of the 1940 Act.
a)
   b.   "Agreement" shall mean this Delegation, Custody and Information
      Services Agreement.
   a)
   c. "Assets" shall mean any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect a Fund's transactions in such investments.
   a)
   d. "Authorized Person" shall be deemed to include the Chairman of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to add or delete jurisdictions pursuant to Article II and to give Oral Instructions and Written Instructions on behalf of the Funds and listed in the certification annexed hereto as Appendix A or such other
                                                    ----------
      certification as may be received by the Custodian from time to time.
   a)
   e.   "Board" shall mean the Board of Trustees of the Funds.
   a)
   f. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.
   a)
   g. "Business Day" shall mean any day on which the Funds, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.
   a)

   h. "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons or any two officers thereof.
a)
   i. "Country Risk" means all factors reasonably related to the systematic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country), prevailing custody and settlement practices and laws applicable to the safekeeping and recovery of Assets held in custody.
a)
   j. "Custodian" shall mean Boston Safe Deposit and Trust Company in its capacity as delegate, custodian or information services provider as required under the terms of each Article.
a)
   k. "Custody Agreement" shall mean the provisions of Articles I, III and V of this Agreement and any Appendices referenced therein and attached to this Agreement.
   l.   "Information Services Agreement" shall mean the provisions of Articles
      I and IV and V of this Agreement and any Appendices referenced therein and attached to this Agreement.
   a)
   m. "Master Trust Agreement"] shall mean the Agreements and Declarations of Trust of the Funds as the same may be amended from time to time.
   a)
   n. "Foreign Custodian" shall mean: (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Cedel, First Chicago Clearing Centre or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities are acting in a custodial capacity with respect to Assets, Securities or other property of the Funds.

a)
   o.   "Funds" shall mean WM Trust I, WM Trust II, WM Strategic Asset
                           -------------------------------------------------
      Management Portfolios, WM Prime Income Fund and WM Variable Trust.
      ----------------------------------------------------------------------
a)
   p. "Delegation Agreement" shall mean the provisions of Articles I, II and V of this Agreement and any Appendices referenced therein and attached to this Agreement.
   a)
   q. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

   a)
   r. "Oral Instructions" shall mean verbal Custodian from a person reasonably believed by the instructions actually received by the Custodian to be an Authorized Person.
   a)
   s. "Prospectus" shall mean a Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.
a)
   t.   "Rule 17f-5" shall mean Rule 17f-5 promulgated under Section 17(f)
      of the 1940 Act as such rule (and any successor regulation) may be amended from time to time.
a)
   u.   "Selected Countries" means the jurisdictions listed on Appendix B as
                                                               ----------
      such may be amended from time to time in accordance with Article II.
   a)
   v. "Shares" refers to shares of beneficial interest par value per share of the Funds.
   a)

   w. "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Fund.
   a)
   x.   "Securities Depository" shall mean any entity described in subparagraph
      (a)(1)(ii) or paragraph (a)(6) of Rule 17f-5 or any other recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository or similar organization. For the avoidance of doubt, the term "Securities Depository" shall include Euroclear, Cedel, First Chicago Clearing Centre or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities are acting in a custodial capacity with respect to Assets, Securities or other property of the Fund.
   a)
   y. "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.
   a)
   z. "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system, including, without limitation, electronic transmissions, facsimile and telex.
   a)
   aa.  The "1940 Act" refers to the Investment Company Act of 1940, and the
      Rules and Regulations thereunder, all as amended from time to time.
a)
   bb. "Subcustodian" means a banking institution or any affiliate thereof located in the United States.


                                   ARTICLE II
                                   ----------

                              DELEGATION AGREEMENT
                              --------------------

1. REPRESENTATIONS.
   ---------------

  (a)    Status of Custodian.  The Custodian represents that it is a U.S. Bank
         -------------------
     within the meaning of  paragraph (a)(7) of Rule 17f-5.

  (b)    Fund Determinations and Authorizations.  The Funds represent that the
         --------------------------------------
     Board has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Delegation Agreement and that it has made the delegations set forth below, subject to the acceptance of such delegation by the Custodian on the terms and conditions set forth in this Delegation Agreement.

  (c)    Power and Authority; No Conflicts.  Each party represents to the other
         ---------------------------------
     that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform under this Delegation Agreement and that this Delegation Agreement does not violate, breach, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

  (d)    Fund Responsibilities.  The Funds acknowledge and agree that, except as
         ---------------------
     expressly set forth in this Delegation Agreement, each Fund is solely responsible to assure that the maintenance of the Fund's Securities and cash (including Assets) hereunder complies with applicable laws and regulations, including without limitation the 1940 Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom.

2. DELEGATION AND CUSTODIAN'S SERVICES.
   -----------------------------------

     (a)  Delegation.   Subject to the provisions of this Delegation Agreement
          ----------
     and the requirements of Rule 17f-5, the Board hereby delegates to, and the Custodian hereby agrees to accept the responsibility for selecting, contracting with and monitoring Foreign Custodians in Selected Countries in accordance with paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5. Pursuant to this delegation, the Board authorizes the Custodian to place and maintain Assets in the care of any Foreign Custodian(s) in the Selected Countries and to enter into, on behalf of the Fund, such written contracts governing the Fund's foreign custody arrangements with such Foreign Custodian(s) as the Custodian deems appropriate.

 (b) Scope of Delegation.  The delegation contained in Section 2(a) applies
     -------------------
     only to the selection of, contracting with and monitoring of Foreign Custodians located in Selected Countries and only with respect to Assets held by such Foreign Custodians in Selected Countries. The Board and the Custodian agree that nothing in this Delegation Agreement or this Agreement as a whole shall cause or be deemed to cause any delegation to the Custodian of any of the Board's responsibilities with respect to Assets, Securities or other property held in Securities Depositories or Assets held by Foreign Custodians in jurisdictions other than Selected Countries.

     (c)  Additions to Appendix B.  Appendix B may be amended from time to time
          -----------------------   ----------
     to add jurisdictions by an instrument in writing signed by an Authorized Person of the Fund and the Custodian, provided that with respect to any amendment that adds a jurisdiction to Appendix B, the Custodian's
                                           ----------
     responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that the Custodian and the Fund's Authorized Person have both executed such amendment, or (ii) the time that the Custodian receives a copy of such executed amendment.

 (d) Deletions from Appendix B.  The Board may withdraw its delegation with
     -------------------------
     respect to any jurisdiction upon written notice to the Custodian. The Custodian shall withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to the Board. Upon receipt of such notice by the party to whom such notice is given, the Custodian shall have no further responsibilities under this Delegation Agreement with respect to the selecting, contracting with, and monitoring of any Foreign Custodian holding Assets in the removed jurisdiction.

     (e)  Reports to Board.  Custodian shall provide written reports notifying
          ----------------
     Board of the placement of Assets with a particular Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly, except as otherwise agreed by the Custodian and the Fund.

     (f)  Monitoring System.  In each case in which the Custodian has exercised
          -----------------
     the authority delegated under this Article II, Section 2 to place Assets with an Foreign

     Custodian, the Custodian is authorized to, and shall, on behalf of Funds, establish a system to re-assess or re-evaluate, at least annually (i) the appropriateness of maintaining Assets with such Foreign Custodian and (ii) the contract governing the Fund's arrangements with such Foreign Custodian.

3. GUIDELINES AND PROCEDURES.
   -------------------------

     (a)  Country Risk.  In exercising its delegated authority under Article II,
          ------------
     Section 2, the Custodian may assume, for all purposes, that the Board (or a Fund's investment adviser, pursuant to authority delegated by the Board) has considered, and, pursuant to its fiduciary duties to the Fund and the Fund's shareholders, determined to accept, such Country Risk. In exercising its delegated authority under Article II, Section 2, the Custodian may also assume that the Board (or a Fund's investment adviser, pursuant to authority delegated by the Board) has, and will continue to, monitor such Country Risk to the extent the Board deems necessary or appropriate. Nothing in this Delegation Agreement shall require the Custodian to make any selection or to engage in any monitoring on behalf of the Fund (i) that would entail consideration of Country Risk or (ii) otherwise in connection with any Securities Depository or Foreign Custodians in jurisdictions other than Selected Countries.

     (b)  Standard of Care for Selection of Eligible Foreign Custodians.  In
          -------------------------------------------------------------
     exercising the authority delegated under Article II, Section 2, to place Assets with any Foreign Custodian in a Selected Country, the Custodian shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the Selected Country in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including the factors set forth in Rule 17f-5(c)(1)(i)-(iv).

     (c)  Standard for Contracting with Eligible Foreign Custodians.  In
          ---------------------------------------------------------
     exercising the authority delegated under Article II, Section 2, to enter into a written contract governing the Fund's foreign custody arrangements with a Foreign Custodian in a Selected Country, the Custodian shall determine that such contract provides reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

     (d)  Standard of Care for Delegated Authority.  In exercising the authority
          ----------------------------------------
     delegated under Article II, Section 2, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances.

                                  ARTICLE III
                                  -----------

                               CUSTODY PROVISIONS
                               ------------------

1.  APPOINTMENT OF CUSTODIAN.
    ------------------------

    (a) The Board hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of each Fund during the period of this Agreement.

    (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


2.  CUSTODY OF CASH AND SECURITIES.
    ------------------------------

    (a)    Receipt and Holding of Assets.   Each Fund will deliver or cause to
           -----------------------------
        be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. The Board hereby specifically authorizes the Custodian to hold Securities, Assets or other property of each Fund with any Subcustodian, Foreign Custodian or Securities Depository. Securities and monies of each Fund deposited in a Securities Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

    (b)    Accounts and Disbursements.  The Custodian shall establish and
           --------------------------
        maintain a separate account for each Fund and shall credit to the separate account all monies received by it for the account of each such Fund and shall disburse the same only:

        1.   In payment for Securities purchased for the Fund;

        2. In payment of dividends or distributions with respect to the Shares;

        3. In payment of original issue or other taxes with respect to the Shares;

        4.   In payment for Shares which have been redeemed by the Fund;

        5. Pursuant to Written Instructions setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this sub-section 2(b), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Written Instructions which it, in good faith, believes to be received from duly Authorized Persons; or

        6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in
        Article III, Section 9(I) and Article V, Section 1.___

    (c)    Confirmation and Statements.  Promptly after the close of business
           ---------------------------
        on each day, the Custodian shall furnish each Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the Securities and monies held for the Fund under this Custody Agreement.

    (d)    Registration of Securities and Physical Separation.   The Custodian
           --------------------------------------------------
        is authorized to hold all Securities, Assets, or other property of each Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of a Fund in the name of the Fund, in the name of the Custodian, any Subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Custodian is hereby authorized to deposit with, and hold Securities, Assets or other property of a Fund with any Securities Depository. Each Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to a Fund which are not held in a Securities Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

    (e)    Segregated Accounts.  Upon receipt of a Written Instruction, the
           -------------------
        Custodian will establish segregated accounts on behalf of each Fund to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

    (f)    Collection of Income and Other Matters Affecting Securities.  Unless
           -----------------------------------------------------------
        otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of a Securities Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Fund in accordance with this Agreement:

        1. Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distribution with respect to securities or other property held in the account;

        2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Fund and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

        3.   Surrender Securities in temporary form for definitive Securities;

        4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

        5. Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.


    (g)    Delivery of Securities and Evidence of Authority.  Upon receipt of a
           ------------------------------------------------
        Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 2(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of a Securities Depository, shall:

        1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

        2. Deliver or cause to be delivered any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

        3. Deliver or cause to be delivered any Securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Custody Agreement in the separate account for the Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

        4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

        5. Deliver Securities upon sale of such Securities for the account of a Fund pursuant to Section 3;

        6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by a Fund;

        7. Deliver Securities owned by a Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

        8. Deliver Securities for delivery in connection with any loans of Securities made by a Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or U.S. government securities or a letter of credit;

        9. Deliver Securities for delivery as security in connection with any borrowings by a Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

        10. Deliver Securities upon receipt of Written Instructions from a Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

        11. Deliver Securities as collateral in connection with short sales by a Fund of common stock for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

        12. Deliver Securities for any purpose expressly permitted by and in accordance with procedures described in a Fund's Prospectus; and

        13. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of a Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for the acts or omissions of any agent appointed under paragraph (f) of Section 9 pursuant to Oral or Written Instructions including, buy not limited to, any broker-dealer or other entity designated by the Fund or its investment advisor to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

    (h)    Endorsement and Collection of Checks, Etc.  The Custodian is hereby
           -----------------------------------------
        authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

3.  SETTLEMENT OF FUND TRANSACTIONS.
    -------------------------------

        (a)  Customary Practices.  Notwithstanding anything to the contrary in
             -------------------
    this Agreement, the Custodian is authorized to settle transactions in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. Each Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash and, in such circumstances, the Fund shall have responsibility for nondelivery of Securities or other property (or late delivery) or nonreceipt of payments of monies (or late payment) by the counterparty.

        (b)  Contractual Income.  The Custodian shall credit each Fund with
             ------------------
     income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt as agreed between the Custodian and the Fund. To the extent a Fund and the Custodian have agreed to credit income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that it will not receive such amount.

        (c)  Contractual Settlement.  The Custodian will attend to the
             ----------------------
     settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting as agreed between a Fund and the Custodian. To the extent the Fund and the Custodian have agreed to settle certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement where the related transaction remains unsettled in accordance with established procedures.

4. LENDING OF SECURITIES.
   ---------------------

   The Custodian may lend the assets of each Fund in accordance with the terms and conditions of a separate securities lending agreement.

5. PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.
   -------------------------------------

   (a) Each Fund shall furnish to the Custodian the vote of the Board of Trustees of the Fund certified by the Secretary (i) authorizing the declaration of distributions on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Fund, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

   (b) Upon the payment date specified in such vote, Oral Instructions or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Fund.

6. SALE AND REDEMPTION OF SHARES OF A FUND.
   ---------------------------------------

   (a) Whenever a Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

      1.  The number of Shares sold, trade date, and price; and

      2. The amount of money to be received by the Custodian for the sale of such Shares.

          The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

   (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

   (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 6, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

   (d) Except as provided hereafter, whenever any Shares are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

      1.   The number of Shares redeemed; and

      2.   The amount to be paid for the Shares redeemed.

       The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

   (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 6.

   (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Written Instruction shall, upon receipt of advice from the Fund or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund in such advice for such purpose.

7. INDEBTEDNESS.
   ------------

   (a) Each Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities;
      (7) whether the Custodian is to deliver such collateral through a Securities

      Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

   (b)    Upon receipt of the Written Instruction referred to in subparagraph
      (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section 7. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instruction all of the information required by this
      Section 7, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

8. PERSONS HAVING ACCESS TO ASSETS OF THE FUND.
   -------------------------------------------

   (a) No trustee or agent of a Fund, and no officer, director, employee or agent of a Fund's investment adviser, of any sub-investment adviser of a Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Fund.

   (b) Nothing in this Section 8 shall prohibit any duly authorized officer, employee or agent of a Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of a Fund or of a Fund's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 8.

9. CONCERNING THE CUSTODIAN.
   ------------------------

   (a)    Standard of Conduct.  Notwithstanding any other provision of this
          -------------------
      Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Funds or of its own counsel, at the expense of the Funds, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

   (b)    Limit of Duties.  Without limiting the generality of the foregoing,
          ---------------
      the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

      1. The validity of the issue of any Securities purchased by a Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

      2. The legality of the sale of any Securities by a Fund or the propriety of the amount for which the same are sold;

      3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

      4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

      5. The legality of the declaration or payment of any distribution of a Fund;

      6. The legality of any borrowing for temporary administrative or emergency purposes.

   (c)    No Liability Until Receipt.  The Custodian shall not be liable for, or
          --------------------------
      considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money.

   (d)    Amounts Due from Transfer Agent.  The Custodian shall not be under
          -------------------------------
      any duty or obligation to take action to effect collection of any amount due to a Fund from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Custody Agreement.

   (e)    Collection Where Payment Refused.  The Custodian shall not be under
          --------------------------------
      any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

   (f)    Appointment of  Subcustodians.  (i) The Custodian is hereby
          -----------------------------
      authorized to appoint one or more Subcustodians to hold Securities and monies at any time owned by a Fund. The Custodian is also hereby authorized to place Assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Cedel, First Chicago Clearing Centre or any other transnational depository.

   (g)    No Duty to Ascertain Authority.  The Custodian shall not be under any
          ------------------------------
      duty or obligation to ascertain whether any Securities at any time delivered to or held by it for a Fund are such as may properly be held by the Fund under the provisions of the Agreement and Declaration of Trust and the Prospectus.

   (h)    Reliance on Certificates and Instructions.  The Custodian shall be
          -----------------------------------------
      entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of a Fund. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the

     Custodian to be genuine and to be given by an Authorized Person. Each Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. Each Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. Each Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

   (i)    Overdraft Facility and Security for Payment.  In the event that the
          -------------------------------------------
      Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 9(h) hereof) to make any payment or transfer of monies on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree. To secure payment of any Overdraft, the Fund hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's account from time to time in the full amount of such Overdraft. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as is necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

                                   ARTICLE IV
                                   ----------

                         INFORMATION SERVICES AGREEMENT
                         ------------------------------

The following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time.

1.   PROVISIONS OF INFORMATION
     -------------------------
A)
     B) In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, to a Fund's investment advisors, the information set forth in Article IV, Section 2 with respect to Foreign Custodians and Securities Depositories which hold Securities, Assets, or other property of the Fund and the systems and environment for securities processing in the jurisdiction in which such Foreign Custodians or Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.
c)
2.   INFORMATION TO BE PROVIDED
     --------------------------

       COUNTRY INFORMATION
       *  Settlement Environment
       *  Depository
       *  Settlement Period
       *  Trading

       *  Security Registration
       *  Currency
       *  Foreign Investment Restrictions
       *  Entitlements
       *  Proxy Voting
       *  Foreign Taxation
x
x         Depository Information (if applicable to the Country)
       *      Name
       * Information relative to Determining Compulsory or Voluntary Status of the Facility
       *  Type of Entity
       *  Ownership Structure
       *  Operating History
       *  Eligible Instruments
       *  Security Form
       *  Financial  Data
       *  Regulator
       *  External Auditor
x
x
x         SUBCUSTODIAN INFORMATION
       *      Financial Information
       *  Regulator
       *  External Auditor
       *  How Securities are Held
       *  Operational Capabilities
       *  Insurance Coverage
x
x         INFORMATION ON THE FOLLOWING LEGAL QUESTIONS
       * Would the applicable foreign law restrict the access afforded the independent public accountants of the Fund to books and records kept by a foreign custodian?
x
       * Would the applicable foreign law restrict the ability of the Fund to recover its assets in the event of bankruptcy of the foreign custodian?
x
       * Would the applicable foreign law restrict the ability of the Fund to recover assets that are lost while under the control of the foreign custodian?
x
       * What are the foreseeable difficulties in converting the Fund's cash into U.S. dollars?

3.  LIABILITY AND WARRANTIES
    ------------------------

The Custodian will take all reasonable precautions to ensure that the information provided is accurate. However, due to the nature and source of this information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information. The Custodian makes no other warranty or condition, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this
Article IV.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL PROVISIONS
                             ---------------------

1.   COMPENSATION.
     ------------

     (a) The Custodian shall be entitled to receive, and each Fund agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge against any monies held on behalf of the Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of the Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Subcustodians and Foreign Custodians incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities.

     (b) Each Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Fund.

     (c) Any compensation agreed to hereunder may be adjusted from time to time by a revised Fee Schedule, dated and signed by an Authorized Person or authorized representative of each party hereto.

     (d) The Custodian will bill each Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing. In making payments to service providers pursuant to Written Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

2.   INSOLVENCY OF ELIGIBLE FOREIGN CUSTODIANS.
     -----------------------------------------

     The Custodian shall not be responsible or liable for any losses or damages suffered by a Fund arising as a result of the insolvency of any Foreign Custodian except with respect to any Foreign Custodian in any Selected Country which the Custodian appointed in accordance with the provisions of
     Article II but only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES.
   ---------------------------

     The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of a Fund with any Securities Depository.

4. DAMAGES.
   --------

   Under no circumstances shall the Custodian be liable for any indirect,
consequential or   special damages with respect to its role as Delegate,
Custodian or information vendor.

5.   LIMITATION OF LIABILITY.
     ------------------------

     The Fund and the Custodian agree that the obligations of each Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Agreement and Declaration of

     Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund, and signed by an authorized officer of the Fund, acting as such. Neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Agreement and Declaration of Trust.

6.   TERM AND TERMINATION.
     ---------------------

     (a) This Agreement and any portion thereof shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.

     (b) Any of the parties hereto may terminate this Agreement as a whole or may terminate either the Delegation Agreement or the Information Services Agreement individually or the Delegation Agreement collectively, or may terminate this Agreement as to such party, by giving to the other parties a notice in writing specifying the date and scope of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by a Fund, it shall be accompanied by a certified vote of the Board of Trustees of the Fund, electing to terminate this Agreement or the applicable portion thereof and designating a successor, which shall be a person qualified to so act under the 1940 Act if necessary.

              In the event such notice is given by the Custodian of any termination which include the Custody Agreement, each Fund shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Trustees of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If a Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement or the portion so terminated, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

     (c)      Upon the date set forth in such notice under paragraph (b) of this
         Section 6, this Agreement or portion thereof shall terminate to the extent specified in such notice, and if the Custody Agreement is terminated the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

7.   FORCE MAJEURE.
     --------------

         Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar or third-party event. This Section shall survive the termination of this Agreement.

8. INSPECTION OF BOOKS AND RECORDS.
   -------------------------------

     The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by a Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9. MISCELLANEOUS.
   --------------

     (a)      Annexed hereto as Appendix C is a certification signed by the
                                ----------
         Secretary of each Fund setting forth the names and the signatures of the present Authorized Persons. Each Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     (b)      Annexed hereto as Appendix A is a certification signed by the
                                -----------
         Secretary of each Fund setting forth the names and the signatures of the present officers of the Fund. Each Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to a Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 601 West Main Avenue, Spokane, Washington 99201or at such other place as the Fund may from time to time designate in writing.

     (e) Except as provided in Article II, Section 2 this Agreement may not be amended or modified with respect to a Fund in any manner except by a written agreement executed by both the Fund and the Custodian with the same formality as this Agreement (i) authorized, or ratified and approved by a vote of the Board of Trustees of the Fund, including a majority of the members of the Board of Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), or
         (ii) authorized, or ratified and approved by such other procedures as may be permitted or required by the 1940 Act.

     (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by a Fund without the written consent of the Custodian, or by the Custodian without the written consent of each Fund authorized or approved by a vote of the Board of Trustees of the Fund provided, however, that the Custodian may assign the Agreement to an Affiliated Person and any attempted assignment without such written consent shall be null and void. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

     (g) Each Fund represents that a copy of the Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

     (h) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

     (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                                   APPENDIX A
                                   ----------



    I, John T. West, the Secretary of WM Trust I, WM Trust II, WM Strategic Asset Management Portfolios, WM Prime Income Fund, and WM Variable Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), do hereby certify that:

    The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:


       Name                                 Signature
       ----                                 ---------

                                 WM Trust I, WM Trust II, WM Strategic Asset
                                 Mgmt Portfolios, WM Prime Income, WM
                                 Variable Trust

                                 By:
                                     Secretary
                                     Dated:

                                   APPENDIX B
                                   ----------
                               Selected Countries
                               ------------------


[List]
ARGENTINA
AUSTRALIA
AUSTRIA
BANGLADESH
BELGIUM
BERMUDA
BOTSWANA
BRAZIL
CANADA
CHILE
CHINA, PEOPLES' REPUBLIC OF
COLOMBIA
CYPRUS
THE CZECH REPUBLIC
DENMARK
EGYPT
FINLAND
FRANCE
GERMANY
GHANA
GREECE
HONG KONG
HUNGARY
INDIA
INDONESIA
IRELAND
ISRAEL
ITALY
JAPAN
KENYA
KOREA, REPUBLIC OF
LUXEMBOURG
MALAYSIA
MAURITIUS
MEXICO
NAMIBIA
THE NETHERLANDS

NEW ZEALAND
NORWAY
PAKISTAN
PERU
THE PHILIPPINES
POLAND
PORTUGAL
SINGAPORE
SLOVAK REPUBLIC
SOUTH AFRICA
SPAIN
SRI LANKA
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED KINGDOM
URUGUAY
VENEZUELA
ZAMBIA
ZIMBABWE

APPENDIX C
----------



                       I, John T. West, the Secretary of WM Trust I, WM Trust II, WM Strategic Asset Mgmt Portfolios, WM Prime Income Fund, and WM Variable Trust, a [corporation/business trust] organized under the laws of the Commonwealth of Massachusetts (the "Fund"), do hereby certify that:

                       The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Agreement and Declaration of Trust and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                   Position            Signature
----                   --------            ---------


                  Chairman of the Board

                  President

                  Treasurer

                  Secretary

                  Vice President and
                  Investment Officer

                  Vice President and
                  Investment Officer



              WM Trust I, WM Trust II, WM Strategic Asset Mgmt Portfolios, WM
                               Prime Income Fund,  WM Variable Trust

                                                  By:
                              Secretary
                              Dated:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                       WM Trust I, WM Trust II, WM Strategic Asset Mgmt Portfolios, WM Prime Income Fund, WM Variable Trust


                       By:
                       Name:
                       Title:



                       BOSTON SAFE DEPOSIT AND TRUST COMPANY


                       By:
                       Name:
                       Title:

                                       39